                                                                      EXHIBIT 11

                         SHOLODGE, INC AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       PRIMARY AND ASSUMING FULL DILUTION


                                                                               16 WEEKS ENDED
                                                                        -----------------------------
                                                                          APRIL 20,        APRIL 21,
                                                                            1997             1996
                                                                        -----------------------------
PRIMARY:

  EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
     BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                      $ 2,039,143       $ 1,994,441
     CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE           $(1,164,114)
                                                                        -----------       -----------
     NET EARNINGS                                                       $   875,029       $ 1,994,441
                                                                        ===========       ===========

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                                       8,354,236         8,396,361
                                                                        ===========       ===========

  PRIMARY EARNINGS PER SHARE:
     BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                      $      0.24       $      0.24
     CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE           $     (0.14)
                                                                        -----------       -----------
     NET EARNINGS                                                       $      0.10       $      0.24
                                                                        ===========       ===========

Fully diluted earnings per share are not presented as the effect of the conversion of the Company's subordinated convertible debentures is antidilutive